Exhibit 5 August 20, 2015 Accretive Health, Inc. 401 North Michigan Avenue Suite 2700 Chicago, Illinois 60611 Re: Amended and Restated 2010 Stock Incentive Plan Inducement Stock Option Awards for Emad Rizk, Peter Csapo, Joseph Flanagan, Stephen F. Schuckenbrock, David F. Mason, Jr. and Richard Kimball Jr. Ladies and Gentlemen: We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 12,353,801 shares of common stock, $0.01 par value per share (the “Shares”), of Accretive Health, Inc., a Delaware corporation (the “Company”), consisting of (i) 5,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) issuable under the Company’s Amended and Restated 2010 Stock Incentive Plan (the “Plan”), (ii) 2,700,000 shares of Common Stock issuable pursuant to a nonstatutory stock option award agreement between the Company and Emad Rizk, which was entered into in connection with the commencement of Dr. Rizk’s employment with the Company (the “Rizk Inducement Award Agreement”), (iii) 300,000 shares of Common Stock issuable pursuant to a nonstatutory stock option award agreement between the Company and Peter Csapo, which was entered into in connection with the commencement of Mr. Csapo’s employment with the Company (the “Csapo Inducement Award Agreement”), (iv) 800,000 shares of Common Stock issuable pursuant to a nonstatutory stock option award agreement between the Company and Joseph Flanagan, which was entered into in connection with the commencement of Mr. Flanagan’s employment with the Company (the “Flanagan Inducement Award Agreement”), (v) 2,903,801 shares of Common Stock issuable pursuant to a stock option agreement between the Company and Stephen F. Schuckenbrock, which was entered into in connection with the commencement of Mr. Schuckenbrock’s employment with the Company (the “Schuckenbrock Inducement Award Agreement”), (vi) 400,000 shares of Common Stock issuable pursuant to a nonstatutory stock option award agreement between the Company and David F. Mason, Jr., which was entered into in connection with the commencement of Mr. Mason’s employment with the Company (the “Mason Inducement Award Agreement”) and (vii) 250,000 shares of Common Stock issuable pursuant to a nonstatutory stock option award agreement between the Company and Richard Kimball Jr., which was entered into in connection with the commencement of Mr. Kimball’s employment with the Company (the “Kimball Inducement Award Agreement”).

Accretive Health, Inc. August 20, 2015 Page 2 We have examined the Certificate of Incorporation and Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents. We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, the Rizk Inducement Award Agreement, the Csapo Inducement Award Agreement, the Flanagan Inducement Award Agreement, the Schuckenbrock Inducement Award Agreement, the Mason Inducement Award Agreement or the Kimball Inducement Award Agreement, as applicable, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Rizk Inducement Award Agreement, the Csapo Inducement Award Agreement, the Flanagan Inducement Award Agreement, the Schuckenbrock Inducement Award Agreement, the Mason Inducement Award Agreement or the Kimball Inducement Award Agreement, as applicable, the Shares will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Accretive Health, Inc. August 20, 2015 Page 3 Very truly yours, WILMER CUTLER PICKERING HALE AND DORR LLP By: /s/ David A. Westenberg David A. Westenberg, Partner